Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

February 6, 2019

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel for Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), EWI LLC, a Delaware limited liability company (“EWI”), Par Petroleum, LLC, a Delaware limited liability company (“Par Petroleum”), Hermes Consolidated, LLC, a Delaware limited liability company (“Hermes”), Mid Pac Petroleum, LLC, a Delaware limited liability company (“Mid Pac”), Par Hawaii Shared Services, LLC, a Delaware limited liability company (“Shared Services”), Par New Mexico LLC, a Delaware limited liability company (“Par New Mexico”), Par Pacific Hawaii Property Company, LLC, a Delaware limited liability company (“Hawaii Property Company”), Par Petroleum Finance Corp., a Delaware corporation (“Finance Corp.”), Par Piceance Energy Equity LLC, a Delaware limited liability company (“Par Piceance”), Par Tacoma, LLC, a Delaware limited liability company (“Par Tacoma”), Par Utah LLC, a Delaware limited liability company (“Par Utah”), Par Washington LLC, a Delaware limited liability company (“Par Washington”), Par Wyoming, LLC, a Delaware limited liability company (“Par Wyoming”), Par Wyoming Holdings, LLC, a Delaware limited liability company (“Wyoming Holdings”), Texadian Energy, Inc., a Delaware corporation (“Texadian”), and U.S. Oil & Refining Co., a Delaware corporation (“USOT” and, together with EWI, Par Petroleum, Hermes, Mid Pac, Shared Services, Par New Mexico, Hawaii Property Company, Finance Corp., Par Piceance, Par Tacoma, Par Utah, Par Washington, Par Wyoming, Wyoming Holdings and Texadian, the “Delaware Subsidiary Guarantors“), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) for the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $750,000,000 of: (i) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), (ii) shares of common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) depositary shares (the “Depositary Shares”), (v) warrants (the “Warrants”) to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, purchase contracts (the “Purchase Contracts”) and units (the “Units”), (vi) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares and other securities (the “Subscription Rights”), (vii) Purchase Contracts, (viii) Units and (ix) guarantees of non-convertible Debt Securities by a Subsidiary (the “Guarantees,” and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Subscription Rights, each a “Security” and collectively the “Securities”), that may be issued from time to time

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February 6, 2019

by the Delaware Subsidiary Guarantors, Par Hawaii Refining, LLC, a Hawaii limited liability company (“Hawaii Refining”), HIE Retail, LLC, a Hawaii limited liability company (“HIE Retail”), Par Hawaii, Inc., a Hawaii corporation (“Par Hawaii” and, together with Hawaii Refining and HIE Retail, the “Hawaii Subsidiary Guarantors”), McChord Pipeline Co., a Washington corporation (“McChord”), USOT WA LLC, a Washington limited liability company (“USOT WA” and, together with McChord, the “Washington Subsidiary Guarantors”), and Wyoming Pipeline Company, LLC, a Wyoming limited liability company (“Wyoming Pipeline” and, together with the Delaware Subsidiary Guarantors, the Hawaii Subsidiary Guarantors and the Washington Subsidiary Guarantors, the “Subsidiary Guarantors”).

We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of: (i) the Registration Statement (including the exhibits thereto); (ii) the Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, each as amended to date; (iii) the Certificate of Formation and the Limited Liability Company Operating Agreement of EWI, the Certificate of Formation and the Limited Liability Company Operating Agreement of Par Petroleum, the Certificate of Formation and the Limited Liability Company Operating Agreement of Hermes, the Certificate of Formation and the Second Amended and Restated Limited Liability Company Agreement of Mid Pac, the Certificate of Formation and the Limited Liability Company Operating Agreement of Shared Services, the Certificate of Formation and the Limited Liability Company Operating Agreement of Par New Mexico, the Certificate of Formation and the Limited Liability Company Agreement of Hawaii Property Company, the Certificate of Formation and the Bylaws of Finance Corp., the Certificate of Formation and the Limited Liability Company Agreement of Par Piceance, the Certificate of Formation and the Amended and Restated Limited Liability Company Operating Agreement of Par Tacoma, the Certificate of Formation and the Limited Liability Company Operating Agreement of Par Utah, the Certificate of Formation and the Limited Liability Company Operating Agreement of Par Washington, the Certificate of Formation and the Limited Liability Company Operating Agreement of Par Wyoming, the Certificate of Formation and the Limited Liability Company Operating Agreement of Wyoming Holdings and the Certificate of Incorporation and the Bylaws of Texadian, each as amended to date; (iv) the corporate proceedings of the Company and the Delaware Subsidiary Guarantors; (v) the forms of Indentures incorporated by reference as Exhibits 4.24 and 4.25 to the Registration Statement; and (vi) all other certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary to form a basis for our opinions.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Company.

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February 6, 2019

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each Hawaii Subsidiary Guarantor is duly organized under the laws of the State of Hawaii and is validly existing and in good standing under the laws of that jurisdiction, (vii) each Washington Subsidiary Guarantor is duly organized under the laws of the State of Washington and is validly existing and in good standing under the laws of that jurisdiction and (viii) Wyoming Pipeline is duly organized under the laws of the State of Wyoming and is validly existing and in good standing under the laws of that jurisdiction, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

1. With respect to Debt Securities, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and Subsidiary Guarantors, if any, (b) the Board (defined below) or, to the extent permitted by applicable law, a duly constituted active committee thereof (such board of directors or committee to be hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable supplemental Indenture, then such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to Guarantees, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and such Subsidiary Guarantor, (b) all necessary corporate, limited liability company or other action by such Subsidiary Guarantor has been taken to authorize the issuance and the specific terms of such Guarantees, the terms of the offering thereof and related matters and (c) such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture, such Guarantees will be legally issued and will constitute valid and binding obligations of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with their terms.

3. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated

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February 6, 2019

shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company pursuant to the applicable depositary agreement, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable depositary agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable depositary agreement, then the Depositary Shares will be legally issued.

6. With respect to Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement, then the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Subscription Rights, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Subscription Rights, the terms of the offering thereof and related matters and (b) such Subscription Rights, as applicable, and agreements relating to the Subscription Rights have been duly executed and delivered in accordance with the terms thereof, then such Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Par Pacific Holdings, Inc.

February 6, 2019

8. With respect to Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Purchase Contracts, the terms of the offering thereof and related matters and (b) such Purchase Contracts and agreements relating to the Purchase Contracts have been duly executed and delivered in accordance with the terms thereof, then such Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters and (b) such Units and agreements relating to the Units have been duly executed and delivered in accordance with the terms thereof, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

A. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase

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or similar agreement; (vi) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Securities, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (vii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Restated Certificate of Incorporation; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (x) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Subsidiary Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

B. In rendering the opinions in paragraphs 1 and 2, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture

C. The enforceability of the Securities and provisions thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally, and (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

D. We express no opinion with respect to: (i) the enforceability of the provisions in the Indentures, or in any agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws; or (iii) the enforceability of Section 110 of the Indentures.

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February 6, 2019

E. The opinions expressed in this letter are limited to the laws of the States of Texas and New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal securities laws of the United States of America. In rendering the forgoing opinions, we have relied on the opinion of Kobayashi Sugita & Goda, LLP, a copy of which is filed as Exhibit 5.2 to the Registration Statement, with respect to the legal issuance of the Guarantees by the Hawaii Subsidiary Guarantors under Hawaii law, the opinion of Holland & Hart LLP, a copy of which is filed as Exhibit 5.3 to the Registration Statement, with respect to the legal issuance of the Guarantees by Wyoming Pipeline under Wyoming law, and the opinion of Perkins Coie LLP, a copy of which is filed as Exhibit 5.3 to the Registration Statement, with respect to the legal issuance of the Guarantees by the Washington Subsidiary Guarantors under Washington law.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Porter Hedges LLP PORTER HEDGES LLP